Exhibit 4.9a

EXECUTION COPY

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of May 22, 2006, is by and among Valley Rents and Ready Mix, Inc., a Delaware corporation (the “New Subsidiary”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Agent”) for the holders of Note Obligations (as defined below).

Pursuant to the Indenture dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among Neff Rental LLC, a Delaware limited liability company (“Neff LLC”), Neff Finance Corp., a Delaware corporation (“Neff Finance” and, together with Neff LLC, the “Borrowers”, and each, a “Borrower”), Neff Rental, Inc., a Florida corporation (“NEFF”), each of the other Persons named therein as a Guarantor (as defined in the Indenture), and Wells Fargo Bank, National Association, as Trustee, and the Pledge Agreement dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement) the Credit Parties are required by Section 4.18 of the Indenture and Section 22 of the Pledge Agreement to cause the new Subsidiary (“New Subsidiary”) to become a Credit Party thereunder.  Accordingly, the New Subsidiary hereby agrees as follows with the Agent, for the benefit of the Secured Parties, that:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Indenture for all purposes of the Indenture and the other Note Documents, and shall have all of the obligations of a Credit Party thereunder as if it had executed the Indenture.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Credit Parties in the Indenture and the other Note Documents.

2.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement as a Grantor (as defined in the Security Agreement) for all purposes of the Security Agreement and the other Note Documents, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the Collateral (as defined in the Security Agreement) of such New Subsidiary, whether owned or consigned by or to, or leased from or to, such New Subsidiary, and regardless of where located, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Note Obligations (as defined in the Security Agreement).

3.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a Pledgor for all purposes of the Pledge Agreement and the other Note Documents, and shall have all the obligations of a Pledgor thereunder as if it had executed the

Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants and pledges to Agent, for the benefit of the Secured Parties, a second priority security interest in the Pledged Collateral of the New Subsidiary identified on Schedule I hereto and all other Pledged Collateral of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations.

4.             The Subsidiary hereby represents and warrants to the Agent that:

(a)           The New Subsidiary’s official name, type of entity and state of organization or incorporation are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s chief executive office and principal place of business and other offices are located at the locations set forth on Schedule 2 hereto.

(c)           Other than as set forth on Schedule 3 hereto, the New Subsidiary has not changed its official name or changed its state of organization or incorporation, been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

(d)           Schedule 4 hereto includes all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located.

(e)           Schedule 5 hereto includes all the locations of the New Subsidiary’s books and records concerning the Collateral.

(f)            Schedule 6 hereto includes a list of Persons from whom the New Subsidiary has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of the New Subsidiary’s business.

(g)           Schedule 7 hereto includes all Patents, Trademarks and Copyrights (each as defined in the Security Agreement) owned by or licensed to the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof, that is used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or otherwise).

(h)           Schedule 8 hereto includes all Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the New Subsidiary.

(i)            Schedule 9 hereto lists all Real Estate (as defined in the Security Agreement) that is owned, leased or subleased by the New Subsidiary as of the date hereof.  Schedule 9 hereto further lists any Real Estate with respect to which the New Subsidiary or any of its Subsidiaries is a lessor, sublessor or assignor as of the date hereof.

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(j)            Schedule 10 hereto lists all locations of tangible personal property that is owned or leased by the New Subsidiary as of the date.

5.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Intercreditor Agreement and a Credit Party (as defined in the Intercreditor Agreement) for all purposes of the Intercreditor Agreement and the other Note Documents, and shall have all the obligations of a Credit Party thereunder as if it had executed the Intercreditor Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

6.             This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

VALLEY RENTS AND READY MIX, INC.,

By:
Name:
Title:

Acknowledged and accepted as of the date
first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent,

By:
Name:
Title:

SCHEDULE I

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JOINDER AGREEMENT

Name of New Subsidiary	Type of Entity	State of Incorporation
Valley Rents and Ready Mix, Inc.	Corporation	Delaware

SCHEDULE II

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JOINDER AGREEMENT

Chief Executive Office	Principal Place of Business	Other Offices
8455 Sierra College Blvd. Roseville, CA 95661	8455 Sierra College Blvd. Roseville, CA 95661	9875 Dino Drive Elk Grove, CA 95624

SCHEDULE III

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JOINDER AGREEMENT

On May 18, 2006, River City Connections, Inc., a California corporation, merged with and into the New Subsidiary.

SCHEDULE IV

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JOINDER AGREEMENT

None.

SCHEDULE V

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JOINDER AGREEMENT

Locations of Books and Records concerning the Collateral
8455 Sierra College Blvd.
Roseville, CA 95661

SCHEDULE VI

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JOINDER AGREEMENT

None.

SCHEDULE VII

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JOINDER AGREEMENT

None.

SCHEDULE VIII

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JOINDER AGREEMENT

None.

SCHEDULE IX

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JOINDER AGREEMENT

Real Property Leased by the New Subsidiary
8455 Sierra College Blvd.
Roseville, CA 95661
9875 Dino Drive
Elk Grove, CA 95624

The New Subsidiary does not own or sublease any real property.

SCHEDULE X

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JOINDER AGREEMENT

Location of Personal Property Owned or Leased by the New Subsidiary
8455 Sierra College Blvd.
Roseville, CA 95661
9875 Dino Drive
Elk Grove, CA 95624